EXHIBIT 3.(i).2

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                          (After Issuance of Stock)               Filed By:

                               Bio-One Corporation
                          -----------------------------
                               Name of Corporation

         We, the undersigned Armand Dauplaise, President and Chairman and Kevin Lockhart, Secretary of Bio-One Corporation.

do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on July 26, 2000, adopted a resolution to amend the original articles as follows:

Article 3 is hereby amended to read as follows:

3.  Shares: (number of shares the corporation is authorized to issue)

         The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 100,000,000 shares of the Common Stock having $0.001 par value per shares and 10,000,000 shares of preferred stock having $0.001 par value per share. The preferred shares may be divided into series and will have the preferences, limitations and relative rights determined by the Board of Directors. The corporation elects not to be governed by the provisions of NRS 78.378 to 78.3793 governing the acquisition of a controlling interest in the corporation.

         The number of shares of the corporation outstanding and entitled to vote on a amendment to the Articles of Incorporation is 11,700,000, that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/Armand Dauplaise
------------------------------------
Armand Dauplaise, President and Chairman

/s/ Kevin Lockhart
-----------------------------------
Kevin Lockhart, Secretary

State of Florida    )
                    ) SS.
County of Seminole  )

On July 31st, 2000, personally appeared before me, a Notary Public, Kevin Lockhart, who acknowledged that he executed the above instrument.

                                                       /s/ Corinne Gallegos
                                                      -----------------------
                                                       Signature of Notary


                                                          [Notary Stamp or Seal]
         ---------------------------------------------------------------

State of Florida    )
                    ) SS.
County of Seminole  )

On July 31st, 2000, personally appeared before me, a Notary Public, Kevin Lockhart, who acknowledged that he executed the above instrument.

                                                       /s/ Corinne Gallegos
                                                       -----------------------
                                                       Signature of Notary


                                                          [Notary Stamp or Seal]